UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2023
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, USA	78401
(U.S. corporate headquarters)	(Zip Code)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia, Canada	V6E 2Y3
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 –         CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07.         Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of shareholders (the “AGM”) of Uranium Energy Corp. (the “Company”) was held on July 20, 2023 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 204,610,403 common shares (54.30% of the 376,802,625 issued and outstanding shares of the Company’s common stock entitled to vote as of May 26, 2023; the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1.         To elect six directors:

Nominee	For		Withheld
Amir Adnani	143,122,972	96.98%	4,456,531	3.02%
Spencer Abraham	128,998,635	87.41%	18,580,868	12.59%
Vincent Della Volpe	141,404,172	95.82%	6,175,331	4.18%
David Kong	143,569,580	97.28%	4,009,923	2.72%
Gloria Ballesta	146,126,436	99.02%	1,453,067	0.98%
Trecia Canty	146,306,936	99.14%	1,272,567	0.86%

There were 57,030,900 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on this agenda item.

Agenda Item 2.         To ratify the appointment of PricewaterhouseCoopers LLP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2023. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
203,684,513	99.54%	665,069	0.32%	260,821	0.12%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.

Agenda Item 3.         To approve the Company’s 2023 Stock Incentive Plan. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
142,200,725	96.35%	4,560,414	3.09%	818,364	0.55%

There were 57,030,900 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

Agenda Item 4.         To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
140,353,212	95.10%	5,144,278	3.48%	2,082,013	1.41%

There were 57,030,900 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

Agenda Item 5.         To approve, on a non-binding advisory basis, the frequency of executive compensation votes on an annual basis. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

One year		Two years		Three years		Abstain
144,131,388	97.66%	514,920	0.34%	2,095,866	1.42%	837,334	0.56%

There were 57,030,900 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this agenda item.

SECTION 8 –         OTHER EVENTS

Item 8.01         Other Events

On July 20, 2023, the Company’s Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:

Amir Adnani	President and Chief Executive Officer;

Pat Obara	Secretary, Treasurer and Chief Financial Officer; and

Scott Melbye	Executive Vice President.

In addition, on July 20, 2023, the Company issued a news release announcing the results of the AGM.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 –         FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

99.1	News Release dated July 20, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: July 20, 2023.	By:	/s/ Amir Adnani
Amir Adnani
President, Chief Executive Officer and a director